EXHIBIT 3.2

Amended and Restated Bylaws of
Fenix Parts, Inc.
Table of Contents

Article 1 Offices    1
1.1    Registered Office    1
1.2    Other Offices    1
Article 2 Stockholders    1
2.1    Annual Meeting    1
2.3    Special Meetings    2
2.4    Place of Meetings    2
2.5    Notice of Meetings    2
2.6    Quorum    2
2.7    Voting    3
2.8    Proxies    3
2.9    Voting List    3
2.10    Inspectors    3
2.11    Adjournments    4
2.12    Action by Consent    4
2.13    Notice to Stockholders by Electronic Transmission    4
Article 3 Directors    5
3.1    General Powers    5
3.2    Number and Term of Office    5
3.3    Regular Meetings    5
3.4    Special Meetings    5
3.5    Notice of Special Meetings    6
3.6    Quorum    6
3.7    Participation by Telephone    6
3.8    Voting    6
3.9    Resignation    6
3.10    Removal    6
3.11    Vacancies    6
3.12    Compensation    7
3.13    Committees    7
3.14    Action by Consent    7

i

EXHIBIT 3.2

3.15    Lead Director    7
Article 4 Officers    8
4.1    Principal Officers    8
4.2    Election and Term of Office    8
4.3    Resignation    8
4.4    Removal    8
4.5    Vacancies    8
4.6    Chairman of the Board    8
4.7    President    9
4.8    Chief Operating Officer    9
4.9    Chief Financial Officer    9
4.10    Vice Presidents    9
4.11    Secretary    9
4.12    Assistant Officers    10
4.13    Salaries    10
Article 5 Indemnification    10
Article 6 Stock    11
6.1    Stock Certificates    11
6.2    Endorsements    12
6.3    Transfers    12
6.4    Lost Certificates    12
6.5    Stockholders of Record    12
6.6    Record Date    13
Article 7 General Provisions    13
7.1    Contracts    13
7.2    Loans    13
7.3    Checks    14
7.4    Depositories    14
7.5    Fiscal Year    14
7.6    Corporate Seal    14
7.7    Waiver of Notice    14
7.8    Evidence of Authority    14
7.9    Transactions with Interested Parties    14
7.10    Use of Words    15
7.11    Electronic Transmission    15

ii

EXHIBIT 3.2

Article 8 Amendments    15
8.1    By Board of Directors    15
8.2    By Stockholders    15

iii

EXHIBIT 10.2

Amended and Restated Bylaws of
Fenix Parts, Inc.
(Effective May 19, 2015)

Article 1
Offices

1.1	Registered Office
The Corporation’s registered office in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 (New Castle County), and its registered agent shall be The Corporation Trust Company. The Corporation’s registered office and registered agent may be changed at any time by the board of directors.
1.2    Other Offices
The Corporation may also have other offices, either within or outside the State of Delaware, as the board of directors determines or as the Corporation’s business requires.
Article 2
Stockholders
2.1    Annual Meeting
An annual meeting of stockholders for the election of directors and the transaction of any other business which properly comes before the meeting shall be held between March 31 and October 31 of each year, on the date fixed by the board of directors.
2.2    Business at Annual Meetings of Stockholders
(a)    At an annual meeting of the stockholders, only such nominations for director will be made and only such other business will be conducted as will have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be: either (1) proposed by or at the direction of the board of directors, either pursuant to the Corporation’s notice of the meeting in compliance with Section 2.5 of these Bylaws or otherwise; or (2) proposed to be brought before the meeting by any stockholder of record (i) who is entitled to vote at the meeting, (ii) who gives timely notice of the proposed business in compliance with this Section 2.2, and (iii) who is a stockholder of record at the time of giving notice. In addition, for any business to be properly brought before an annual meeting by a stockholder, the business must be a proper matter for stockholder action.

(b)    To be timely, a stockholder’s notice of proposed business must be addressed to the secretary of the Corporation and received at the Corporation’s principal executive offices no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is more than 30 days before or after the first anniversary, the stockholder’s notice must be received no later than the close of business on the 90th day, and no earlier than the 120th day, prior to the annual meeting.
(c)    The stockholder’s notice to the secretary shall include, for each item of business that the stockholder proposes to bring before the annual meeting, a brief description of the business and the reasons for conducting the business at the annual meeting. The stockholder’s notice shall also include the stockholder’s name and address as they appear on the Corporation’s books, the name and address of the of the beneficial owner, if any, on whose behalf the stockholder is acting and the number of shares of the Corporation’s stock beneficially owned by the beneficial owner, and a statement of any interest of the stockholder or beneficial owner in the business proposed to be brought before the meeting. If such notice pertains to the nomination of directors, as to each person whom the stockholder proposes to nominate for election or reelection as a director, the notice shall include all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Regulation 14A”), and such person's written consent to serve as a director if elected.
(d)    The chairman of the annual meeting shall have the power to determine whether any business was not properly brought before the annual meeting in accordance with the procedures in this Section 2.2. If the chairman determines that any business was not properly brought before the meeting, the chairman shall inform the meeting that the business was not brought properly before the meeting and that the business may not be transacted.
2.3    Special Meetings
A special meeting of stockholders may be called for any purpose or purposes by the chairman of the board or the president and chief executive officer, or by the secretary of the Corporation at the direction of the board of directors. The business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.
2.4    Place of Meetings
Meetings of stockholders shall be held at the place designated by the board of directors, which may be within or outside the State of Delaware. If the Board does not designate a place, the place shall be the Corporation’s principal office.
2.5    Notice of Meetings

Written notice of each meeting of stockholders shall be given to all stockholders entitled to vote at the meeting at least 10 but not more than 60 days prior to the meeting (unless otherwise provided by law). The notice shall state the date, place and time of the meeting, and in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. If mailed, the notice shall be considered given when deposited in the United States mail, proper postage prepaid, directed to the stockholder at his address as it appears on the Corporation’s records. If electronically transmitted, the notice shall be considered given as provided in Section 2.13.
2.6    Quorum
The holders of a majority of the shares entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting, except as otherwise provided by law or by the Corporation’s certificate of incorporation.
2.7    Voting
Each holder of common stock shall be entitled to one vote for each share of common stock that he holds of record. The holder of Special Voting Stock shall be entitled to vote on all matters submitted to a vote of the holders of common stock, voting together with the holders of common stock as a single class. The holder of the one share of Special Voting Stock shall be entitled to cast on any such matter a number of votes equal to the number of exchangeable preferred shares of Fenix Parts Canada, Inc., a Canadian corporation, which (i) are outstanding as of the record date for such annual or special meeting of stockholders or written consent of the stockholders and (ii) are not owned of record or beneficially by the Corporation or any subsidiary or affiliate of the Corporation. When a quorum is present at any meeting of stockholders, the affirmative vote of holders of a majority of the shares present in person or represented by proxy, entitled to vote on a matter and voting shall decide the matter, except as provided in Section 3.2, Section 8.2, or when a different vote is required by law or by the Corporation’s certificate of incorporation.
2.8    Proxies
Each stockholder entitled to vote at a meeting of stockholders, or to consent to corporate action without a meeting, may authorize another person to act for him by proxy authorized by an instrument in writing or by electronic transmission and delivered to the secretary of the Corporation prior to or at the time of the meeting or other action. No proxy may be voted or acted on more than three years after its date, unless the appointment expressly provides for a longer period. A stockholder may revoke his appointment of a proxy by an instrument in writing or by electronic transmission delivered to the secretary of the Corporation, by a subsequent appointment or by attendance at the meeting and voting in person. Any electronic submission pursuant to this section must either set forth or be submitted with information from which the Corporation can determine that such electronic transmission was authorized by the stockholder.

2.9    Voting List
At least 10 days before every meeting of stockholders, the secretary of the Corporation shall prepare a complete alphabetical list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in his name. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. This list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the Corporation’s principal place of business. The list also shall be produced and kept open during the meeting of stockholders and may be inspected by any stockholder who is present.
2.10    Inspectors
The board of directors shall appoint in advance of any meeting of stockholders one or more inspectors to act at the meeting. If no inspector appointed is able to act at the meeting, the chairman of the meeting shall appoint one or more inspectors. Each inspector shall take and sign an oath faithfully to carry out the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine (and retain for a reasonable period a record of) the disposition of any challenges made to any determination of the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.
2.11    Adjournments
Any meeting of stockholders may be adjourned to another time or place by the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote, even though less than a quorum. Notice need not be given of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or, after the adjournment, a new record date is fixed for the adjourned meeting. The Corporation may transact any business at the adjourned meeting which might have been transacted at the original meeting.
2.12    Action by Consent
Any action which may be taken at a meeting of stockholders may be taken without a meeting (and without prior notice) if a consent or consents in writing, setting forth the action taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. An electronic transmission consenting to an action to be taken shall be deemed to be written, signed and dated for the purposes of this section, provided that it either sets forth or is delivered with information from which the Corporation can determine that such electronic transmission was authorized by the stockholder or proxy holder (or their authorized agents) and the date on which it was transmitted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented.
2.13    Notice to Stockholders by Electronic Transmission
(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the Delaware General Corporation Law (the “DGCL”), the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b) Notice given pursuant to subsection (a) of this section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Article 3
Directors
3.1    General Powers
The Corporation’s business and affairs shall be managed by or under the direction of a board of directors, which may exercise all of the powers of the Corporation except as otherwise provided by law or by the Corporation’s certificate of incorporation.
3.2    Number and Term of Office
The number of directors constituting the board of directors shall be seven. The number of directors may be changed by a resolution of the board of directors or the stockholders, but if changed,

no decrease in the number of directors shall affect the term of any incumbent. Directors shall be elected at the annual meeting of stockholders. Each director shall be elected by the vote of a majority of the votes cast in respect of the director’s election, with the exception that if the number of nominees for election exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors. For purposes of this section 3.2, a “majority of the votes cast” means that the number of shares voted “for” the director’s election exceeds the number of shares voted “against” the director’s election. If an incumbent director is not re-elected, the director shall tender his resignation to the board of directors. The Nominating and Governance Committee shall make a recommendation to the Board whether to accept or reject the director’s resignation or whether other action should be taken. The Board shall act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results. The director who tendered his resignation shall not participate in Committee’s deliberations (if he is a member of the Committee) or in the Board’s decision. Each director shall hold office until his successor is elected or until his earlier death, resignation or removal. Despite the expiration of a director’s term, the director shall continue to serve in office until the next meeting of stockholders at which directors are elected. Directors need not be stockholders of the Corporation.
3.3    Regular Meetings
Regular meetings of the board of directors shall be held, at least once each fiscal quarter, at the times and places determined by the board of directors. Notice of a regular meeting of the board of directors need not be given (except to a director who was absent when the determination of the time and place was made).
3.4    Special Meetings
Special meetings of the board of directors may be held at any time at the call of the chairman of the board, the president, the lead director (if applicable) or any two directors. Special meetings shall be held at the Corporation’s principal office unless the board of directors designates a different location.
3.5    Notice of Special Meetings
Written notice of a special meeting of the board of directors shall be given to each director at his business address by the secretary of the Corporation, or by the officer or one of the directors calling the meeting, by personal delivery, electronic transmission, overnight courier service or mail at least 48 hours prior to the meeting. The notice shall state the time and place of the meeting but need not specify the purpose of the meeting.
3.6    Quorum

A majority of the total number of directors shall constitute a quorum to transact business at all meetings of the board of directors. In the absence of quorum at any meeting, a majority of the directors present may adjourn the meeting without further notice other than announcement of the time and place of the adjourned meeting.
3.7    Participation by Telephone
A director or member of any committee designated by the board of directors may participate in any meeting of the board of directors or of such committee by conference telephone or similar communications equipment which enables all persons participating in the meeting to hear one another, and participation in this manner shall constitute presence in person at the meeting.
3.8    Voting
The vote of a majority of the directors present at any meeting of the board of directors at which a quorum is present shall be the act of the board of directors, unless the vote of a greater number is required by the Corporation’s certificate of incorporation.
3.9    Resignation
A director may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the director’s notice, his resignation shall be effective on receipt by the Corporation or designated officer.
3.10    Removal
Any director may be removed, for cause, at any special meeting of stockholders called for that purpose, by the affirmative vote of holders of a majority of the shares then entitled to vote at an election of directors.
3.11    Vacancies
Any vacancy in the board of directors created by a director’s resignation, death or removal, or any vacancy arising because of an increase in the number of directors may be filled by the incumbent directors. A director elected to fill a vacancy shall hold office for the balance of the term for which he was elected.
3.12    Compensation
The board of directors may establish reasonable fees to be paid to directors for their services, and may also authorize the payment of their expenses, if any, reasonably incurred in attending meetings of the board of directors.
3.13    Committees

The board of directors, by resolution passed by a majority of the whole Board, may create one or more committees (for example, a Compensation Committee or an Audit Committee) of two or more directors to serve at the Board’s pleasure. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member of the committee at any meeting of the committee. To the extent provided in the resolution creating each committee, and subject to the limitations imposed by law, the committee shall have and may exercise all of the powers and authority of the board of directors in respect of matters within the scope of the committee’s authority. Unless the resolution creating any committee specifies a greater number, a majority of the members of the committee shall constitute a quorum, and a majority of a quorum shall be necessary for committee action. Subject to the direction of the board of directors, each committee shall determine the time and place of its meetings and establish appropriate rules to govern its activities.
3.14    Action by Consent
Any action which may be taken at a meeting of the board of directors or of any committee of the board of directors may be taken without a meeting (and without prior notice) if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions, setting forth the actions taken, are filed with minutes of proceedings of the board of directors or the committee.
3.15    Lead Director
If the Corporation’s president and chief executive officer, or any other officer or employee of the Corporation, is serving as the chairman of the board, the board may appoint an outside director as the lead director, and if appointed, the lead director will have the qualifications and duties described in this Section 3.15.
The lead director shall be independent under the listing standards of the National Association of Securities Dealers, Inc., and shall serve at the board’s pleasure until the next election of directors by the stockholders. The lead director shall: working with the chairman of the board, coordinate the scheduling and agenda of board meetings and the preparation and distribution of agenda materials; preside when the board meets in executive session or otherwise in the absence of the chairman of the board; call special meetings of the board when he considers appropriate; oversee the scope, quality and timeliness of the flow of information from the Corporation’s management to the board; and serve as an independent point of contact for stockholders wishing to communicate with the board other than through the chairman of the board.
Article 4
Officers
4.1    Principal Officers

The principal officers of the Corporation shall consist of a president and chief executive officer, chief financial officer, and secretary, and if the board of directors considers it advisable, a chief operating officer. The board of directors may elect a chairman of the board from among the directors and may appoint such other officers and assistant officers, including one or more vice presidents, assistant treasurers and assistant secretaries as the board considers advisable. More than one office may be held by the same person.
4.2    Election and Term of Office
The president and chief executive officer, chief financial officer, secretary, and chief operating officer (if one is elected) shall be elected annually by the board of directors at the first meeting of the board of directors following the annual meeting of stockholders. A chairman of the board and other officers may be elected or appointed at this meeting or at any other meeting. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The election or appointment of an officer shall not of itself create any contract rights.
4.3    Resignation
An officer may resign at any time by written notice to the Corporation at its principal office or to the chairman of the board, president or secretary. Unless otherwise specified in the officer’s notice, his resignation shall be effective on receipt by the Corporation or designated officer.
4.4    Removal
Any officer may be removed by the board of directors, with or without cause, whenever in its judgment the officer’s removal would serve the Corporation’s best interests. Unless the board of directors determines otherwise, no officer who is removed shall have any right to compensation as an officer for any period following his removal except as provided in an authorized contract with the Corporation.
4.5    Vacancies
The board of directors may fill a vacancy in any office occurring for any reason or may leave any vacant office unfilled other than the offices of president, Treasurer or secretary.
4.6    Chairman of the Board
The chairman of the board, if one is elected, shall confer with the president on matters of general policy affecting the day- to-day management of the Corporation’s business and have such other powers and duties as the board of directors assigns. The chairman of the board shall preside at all meetings of the board of directors.
4.7    President and Chief Executive Officer

The president and chief executive officer shall be the Corporation’s chief executive officer and, subject to the direction of the board of directors and such supervisory powers, if any, that the board may give to the chairman of the board, shall have general charge of the Corporation’s business and day-to-day management. He shall also supervise the Corporation’s other officers and see that all resolutions and orders of the board of directors are carried into effect. He shall preside at all meetings of the stockholders and, in the absence of the chairman of the board or if one is not elected, at all meetings of the board of directors. In general, the president shall have the powers and duties usually vested in the office of president of a corporation and such other powers and duties as the board of directors assigns.
4.8    Chief Operating Officer
The chief operating officer of the Corporation shall be responsible, under the president’s direction, for overseeing the Corporation’s day-to-day business operations. The chief operating officer shall have the powers and duties usually vested in the office of chief operating officer of a corporation and such other powers and duties as the president or the board of directors assigns.
4.9    Chief Financial Officer
The chief financial officer of the Corporation shall be responsible, under the president’s direction, for all financial and accounting matters, including custody of the Corporation’s funds and securities and responsibility for depositing, investing and disbursing the Corporation’s funds. The chief financial officer shall have the powers and duties usually vested in the office of chief financial officer of a corporation and such other powers and duties as the president or board of directors assigns.
4.10    Vice Presidents
The vice president, if one is appointed, or, if there is more than one, the vice presidents, shall assist the president as he directs in the management of the Corporation’s business and the implementation of resolutions and orders of the board of directors. If there is more than one vice president, the board of directors may give them titles that are descriptive of their respective functions or indicative of their relative seniority. In the event of the absence or inability to act of the president, the vice president, or if there is more than one, the vice presidents in the order of their seniority as indicated by their titles or as otherwise determined by the board of directors, shall perform the duties of president. The vice president or vice presidents shall also have such other powers and duties as the president or board of directors assigns.
4.11    Secretary
The secretary shall have the powers and duties usually vested in the office of secretary of a corporation, including custody of the Corporation’s corporate records and responsibility for sending all notices to stockholders and directors required by law or by these Bylaws and recording all proceedings of meetings of the stockholders and the directors. The secretary shall have authority to certify copies of these Bylaws, resolutions of the stockholders and directors and other documents of the Corporation as true and correct and shall also such other powers and duties as the president or board of directors assigns.
4.12    Assistant Officers
The assistant treasurer and the assistant secretary (or if more than one is appointed, the assistant treasurers and assistant secretaries in the order determined by the board of directors) shall perform the duties of the treasurer or secretary, as the case may be, in the event of his absence or inability to act. Each assistant treasurer or assistant secretary shall also have such powers and duties as the president or board of directors assigns.
4.13    Salaries
Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as the board of directors determines. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director.
Article 5
Indemnification
5.1    Third Party Suits
The Corporation shall indemnify each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation (a “proceeding”) by reason of the fact that he, or the person of whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer, is or was serving at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement that he reasonably incurs in connection with the proceeding, to the fullest extent authorized by the DGCL, as it now exists and as it may be amended (but in the case of any amendment, only to the extent that the amendment authorizes the Corporation to provide broader indemnification rights than were permitted prior to the amendment).
5.2    Derivative Suits
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) that he reasonably incurs in connection with the defense or settlement of such action or suit to the fullest extent authorized by the DGCL, as it now exists and as it may be amended (but in the case of any amendment, only to the extent that the amendment authorizes the Corporation to provide broader indemnification rights than were permitted prior to the amendment).
5.3    Suits Initiated by Director or Officer
Notwithstanding Sections 5.1 and 5.2, and except with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any director or officer seeking indemnity in connection with a proceeding initiated by such director or officer only if such proceeding was authorized or approved by the board of directors.
5.4    Survival of Indemnification
The right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his heirs and legal representatives.
5.5    Expenses Payable in Advance
The right to indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition. Payment of such expenses shall be made, however, only upon delivery of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that he is not entitled to indemnification under this Article (or otherwise).
5.6    Non-Exclusivity of Indemnification
The right to indemnification under this Article shall not be exclusive of any other rights that a director or officer may have by law, under the corporation’s certificate of incorporation, these Bylaws or any contract or by vote of the stockholders or disinterested directors or otherwise.
5.7    Indemnification of Employees and Agents
The Corporation, by action of its board of directors, may provide indemnification to its employees and agents with the same scope and effect as the indemnification provided to its directors and officers in this Article.
5.8    Insurance

The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article 5 or the General Corporation Law of the State of Delaware.
Article 6
Stock
6.1    Stock Certificates
The shares of the Corporation shall be represented by certificates. The board of directors may provide by resolution that some or all of the Corporation’s stock shall be uncertificated shares, but any such resolution shall not apply to any shares represented by a certificate until the certificate is surrendered to the Corporation. In any case, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to a certificate representing the number of shares registered in his name. Each certificate shall be signed by or in the name of the Corporation by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary. Any or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed a certificate, or whose facsimile signature has been placed upon a certificate, ceases to serve before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar were still serving at the time of issuance. All certificates shall be in the form prescribed by the board of directors, and shall be consecutively numbered or otherwise identified. The name and post office address of the person to whom the shares represented by the certificate are issued, with the number of shares and date of issuance, shall be entered on the Corporation’s stock transfer books.
6.2    Endorsements
Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Corporation’s certificate of incorporation, these Bylaws, applicable securities laws or an agreement between the Corporation and any number of stockholders shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement that the shares of stock represented by the certificate are subject to the restriction.
6.3    Transfers
Shares of stock of the Corporation may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, with such proof of authority or authenticity of signature as may be required by rules and regulations adopted by the board of directors. Whenever any transfer of shares is made for collateral security and not absolutely, it shall be so expressed in the entry in the Corporation’s stock transfer books if, when the certificate is presented for transfer, both the transferor and the transferee request the Corporation to do so.
6.4    Lost Certificates
The Corporation may issue a new certificate of stock in place of any certificate previously issued which is alleged to have been lost, stolen or destroyed on such terms and conditions as the board of directors may prescribe, including presentation of reasonable evidence of such loss, theft or destruction and such bond or other indemnity as the board of directors requires for the protection of the Corporation and its transfer agent.
6.5    Stockholders of Record
Except as may be otherwise required by law, the Corporation shall be entitled to treat the holder of record of any shares of its stock as shown on its stock transfer records as the owner of those shares for all purposes, including the payment of dividends and the right to vote, until the shares have been transferred on the Corporation’s stock transfer records in accordance with these Bylaws, regardless of any intervening transfer, pledge or other disposition of the shares.
6.6    Record Date
The board of directors may fix a date in advance as the record date for purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, to consent to corporate action without a meeting, to receive payment of any dividend or other distribution, to exercise any rights in respect of any change, conversion or exchange of stock, or for purposes of any other lawful action. The record date may be fixed within these limits:
(i)    the record date for determining the stockholders entitled to notice of and to vote at any meeting of stockholders shall not be less than 10 or more than 60 days prior to the date of the meeting;
(ii)    the record date for determining the stockholders entitled to consent to corporate action without a meeting shall not be earlier than the date of the resolution fixing the record date or more than 10 days after such date; and
(iii)    the record date for determining the stockholders for any other purpose shall not be earlier than the date of the resolution fixing the record date or more than 60 days prior to the action for which the determination is being made.
If the board of directors does not fix a record date:

(i)    the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the date on which notice is given;
(ii)    the record date for determining stockholders entitled to consent to corporate action without a meeting shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation; and
(iii)    the record date for determining the stockholders for any other purpose shall be the close of business on the day that the board of directors adopts the resolution authorizing the action with respect to which the determination is being made.
Article 7
General Provisions
7.1    Contracts
The board of directors may authorize any officer or officers to enter into any contract or agreement for the Corporation. This authorization may be general or confined to specific instances.
7.2    Loans
The Corporation shall not borrow money unless authorized by the board of directors. This authorization may be general or confined to specific instances.
7.3    Checks
All checks, drafts and other orders for the payment of money, and all promissory notes and other evidences of indebtedness issued in the Corporation’s name, shall be signed by the officer or officers and in the manner authorized by the board of directors.
7.4    Depositories
All funds of the Corporation shall be deposited in its name in the banks, trust companies or other depositories authorized by the board of directors.
7.5    Fiscal Year
The Corporation’s fiscal year shall be fixed by the board of directors.
7.6    Corporate Seal
The corporate seal shall be in such form as the board of directors approves.
7.7    Waiver of Notice

Whenever notice is required to be given by law, the Corporation's certificate of incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, at any time before or after the time stated in the waiver, shall be considered equivalent to proper notice. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, unless the person attends for the express purpose of objecting, at the beginning of the meeting, to transacting any business the meeting because the meeting was not lawfully called or convened.
7.8    Evidence of Authority
A certificate by the secretary or an assistant secretary as to any action taken by the stockholders or board of directors or any committee of the board of directors or officer of the Corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith.
7.9    Transactions with Interested Parties
No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(a)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;
(b)    the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or
(c)    the contract or transaction is fair as to the Corporation as of the time that it is authorized, approved or ratified by the board of directors, committee or stockholders.
Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee of directors which authorizes the contract or transaction.

7.10    Use of Words
Whenever the context requires, words used in these Bylaws in the singular shall be considered to be in the plural, and conversely. Similarly, the words “he,” “his” and “him” shall be considered “she” or “her” or “it” or “its” when appropriate to the reference.
7.11    Electronic Transmission
For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Article 8
Amendments
8.1    By Board of Directors
These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present.
8.2    By Stockholders
These Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of holders of a majority of the shares entitled to vote at any annual meeting of stockholders or at any special meeting of stockholders at which notice of the meeting included a statement or description of the proposed amendment, repeal or adoption of new bylaws.